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                                                                  EXHIBIT 23.13

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Programming Enterprises, Inc.
 dba Mini-Systems Associates

  We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of AccuStaff Incorporated of our report dated July 29, 1994, relating to the financial statements of Programming Enterprises, Inc. dba Mini-Systems Associates (balance sheet as of December 24, 1993, and the related statements of income and retained earnings, and cash flows for the 52 week period ended December 24, 1993) appearing in the Amended Current Report on Form 8-K/A of Career Horizons, Inc. dated December 20, 1995.

  We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.

                                       /s/ BDO Seidman, LLP
                                       -------------------------------------
                                         BDO SEIDMAN, LLP

Los Angeles, California

October 3, 1996